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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 25, 1996

                        HAYES WHEELS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                   1-11592                           13384636
         (Commission File Number)(I.R.S.  Employer Identification No.)

                38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174
              (Address of Principal Executive Offices) (Zip Code)

                                 (313) 941-2000
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.   OTHER EVENTS


     On June 25, 1996, Hayes Wheels International, Inc. (the "Company" or "Hayes") entered into a preliminary agreement (the "PBGC Agreement") with the Pension Benefit Guaranty Corporation (the "PBGC") with respect to, among other things, certain pension plan contributions to be made by the Company following the consummation of the proposed merger (the "Merger") of MWC Holdings, Inc. ("Holdings") with and into the Company and the transactions related thereto (collectively, the "Transactions"), which are currently anticipated to occur following the meetings of stockholders of each of the Company and Holdings on July 2, 1996. Pursuant to the PBGC Agreement, the Company agreed to contribute an aggregate of $38 million in cash to certain Hayes' pension plans at specified times during the next three years and to provide a $14 million irrevocable letter of credit to the PBGC to secure such obligation, which letter of credit will be reduced to $5 million provided the Company makes the required contributions during the first two years of the PBGC Agreement. Such cash contributions represent an aggregate of $12 million in excess of amounts currently scheduled to be contributed to the Hayes' pension plans during such three-year period. In addition, the Company agreed to contribute $4 million to certain Motor Wheel Corporation ("Motor Wheel") pension plans upon consummation of the Transactions, and to make annual contributions of $3 million before the first two anniversaries thereof and annual contributions of $6 million to such plans thereafter. The Company's obligation to make such contributions to the Motor Wheel pension plans will be secured by a five-year irrevocable letter of credit to be issued to the PBGC in the amount of $8 million. The PBGC Agreement is subject to the execution of definitive documentation and will terminate upon the pension plans becoming fully funded or the Company meeting certain financial criteria.

     The letters of credit to be issued to the PBGC pursuant to the PBGC Agreement are expected to be issued under the revolving credit facility (the "Revolving Credit Facility") expected to be entered into by the Company as part of the Transactions and will reduce the availability thereunder so long as such letters remain outstanding. In addition, any pension plan contributions made from the Revolving Credit Facility will increase the outstanding borrowings and reduce the availability thereunder until repaid.

     The Company believes that the performance of its obligations under the PBGC Agreement will not adversely affect its results of operations, financial condition or liquidity in any material respect.

     The foregoing description is qualified in its entirety by reference to the press release, issued by the Company on June 25, 1996, filed as Exhibit 99.1 hereto and incorporated herein by reference.






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ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

(c)   Exhibits:

99.1 Text of Press Release of Hayes Wheels International, Inc., dated June 25, 1996.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HAYES WHEELS INTERNATIONAL, INC.
                                (Registrant)



                                By:  /s/   Daniel M. Sandberg
                                     -----------------------------------------
                                      Daniel M. Sandberg
                                      Vice President, General Counsel
                                      and Secretary

Date: June 25, 1996



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                                EXHIBIT INDEX



                                                                 Paper (P) or
Exhibit No.       Description                                    Electronic (E)
- -----------       ----------------------------------------       --------------


  99.1            Press Release of Hayes Wheels                      E
                  International, Inc., dated June 25, 1996



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